INDEMNIFICATION AGREEMENT

This agreement, made and entered into June 15, 2004, is between MultiCell Technologies, Inc., a corporation organized and existing under the laws of Delaware, with its principal office located at 55 Access Rd., Suite 700, Warwick, Rhode Island, 02886 referred to as the corporation, ___________________________________________________, referred to as the indemnified party.

RECITALS

A. The corporation is currently engaged in research, development, and commercialization of cellular products and medical devices.

B. At the request of the corporation, the indemnified party currently serves or may soon serve as a director and/or officer of the corporation (and may from time to time serve as a director and/or officer of one or more subsidiaries of the corporation), and, as such, may be subjected to claims, actions, suits or proceedings arising out of or as a result of this service.

C. The corporation currently maintains a policy of directors and officers' liability insurance covering certain liabilities that may be incurred by indemnified party as a director and/or officer.

D. Due to the fact that the indemnification provisions of the General Corporate Laws of Delaware ("GCLD") and the corporation's articles of incorporation may be amended, modified or repealed, that the corporation may be unable to continue to purchase and maintain adequate directors and officers' liability insurance and that there may be other substantial uncertainties associated with the business of the corporation, indemnified party does not regard that rights to indemnification granted to him or her under the provisions of the GCLD and the corporation's articles of incorporation and under directors and officers' liability insurance as adequate to protect him against the risks associated with service as a director and/or officer of the corporation; and the indemnified party may not be willing to serve or to continue to serve as a director and/or officer of the corporation, in the absence of the benefits and assurances provided to him under this agreement.

E. As an inducement to the indemnified party to continue to serve as director and/or officer, the corporation has agreed to indemnify the indemnified party against expenses and costs incurred by the indemnified party in connection with any such claims, actions, suits or proceedings, in accordance with this agreement.

F. Therefore, in order to induce the indemnified party to continue to serve as a member of the board of directors and/or as an officer of the corporation, and to continue to perform his duties and responsibilities in accordance with his best judgment of the corporation's best interests and without undue concern over potential claims of personal liability, the corporation agrees with the indemnified party as follows:

SECTION ONE

DEFINITIONS

A. "Expenses" shall mean any and all expenses (including attorney fees), costs, judgments, fines or amounts paid in settlement and that are actually and reasonably incurred by the indemnified party in connection with any Action.

B. "Action" shall mean any threatened, pending or completed claim, action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether of not such action is by or in the right of the corporation or such other enterprise with respect to which the indemnified party serves or has served as a director or officer, that arises by reason of the fact that the indemnified party is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

SECTION TWO

INDEMNITY

Notwithstanding any amendment, modification or repeal of the indemnification provisions of the GCLD or the corporation's articles of incorporation after the date of this agreement, the corporation shall, to the fullest extent permitted by GCLD in effect on the date hereof, hold harmless and indemnify the indemnified party against any and all Expenses, except:

A. Expenses for which the indemnified party is indemnified pursuant to any directors and officers' insurance policy purchased and maintained by the corporation. It is specifically understood that the indemnity provided in this agreement is in excess of any such directors and officers insurance policy, and the indemnified party will look first to the directors and officers insurance policy, if any; or

B. Remuneration paid to the indemnified party if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

C. Expenses incurred on account of any action in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments to it or similar provisions of any federal, state or local law; or

D. Expenses incurred on account of the indemnified party's conduct that is finally adjudged to have been (or indemnified party has admitted facts sufficient to conclude that his conduct was): (1) a breach of the duty of loyalty to the corporation or its stockholders, (2) an act or omission that was not in good faith, (3) an act or omission that involved intentional misconduct or a knowing violation of law, (4) a transaction from which the indemnified party derived an improper personal benefit; or

E. Expenses for which the indemnified party may not lawfully be indemnified under GCLD in effect on the date hereof; or

F. If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful as against public policy; or

G. Any income taxes, or any interest or penalties related to them, in respect of compensation received for services as a director and/or officer.

SECTION THREE

CONTINUATION OF INDEMNITY

All agreements and obligations of the corporation contained in this agreement shall continue during the period the indemnified party is a director, officer, employee, or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), and shall survive the indemnified party's service as a director or officer of the corporation or his service in any other capacity referred to in this agreement.

SECTION FOUR

NOTICE TO CORPORATION

Subject to the provisions of GCLD, the corporation shall perform its obligations under this agreement on receipt of written demand for such performance from the indemnified party, and, if the corporation fails to perform its obligations under this agreement on demand, the indemnified party may then at any time bring legal action against the corporation to obtain full and complete performance of its obligations under this agreement. In any action brought to enforce this agreement, on a showing by the indemnified party that a claim has been asserted against him with respect to or in connection with any alleged act or omission by him as a director or officer of the corporation, or any alleged neglect or breach of duty by him as a director or officer of the corporation or otherwise in his capacity as a director or officer of the corporation or as a result of his service at the request of the corporation as a director, officer, employee or agent, there shall be a presumption that the indemnified party is entitled to indemnification and advancement of costs and expenses from the corporation in respect to indemnification.

SECTION FIVE

CONTROL OF DEFENSE

A. If a claim should be made or threatened against the indemnified party that has given rise to, or may give rise to, a right to indemnification under Section Two of this agreement, or a right to advancement of costs and expenses under Section Six of this agreement, and provided that the claim is not made or threatened in the name or on behalf of the corporation and there is no other conflict of interest between the corporation and the indemnified party with respect to the claim, then the corporation shall have the right to assume, at its own cost and expense, the investigation, defense or other contest of the claim on behalf of the indemnified party (if applicable, jointly with any third party who may have obligation to hold harmless or indemnify the indemnified party with respect to the claim).

B. If a conflict of interest of the type described in Section Five subsection A should develop, the indemnified party shall control the defense of any action, suit or proceeding against him that may give rise to a right of indemnification under this agreement, subject to the following: (1) if the insurance carrier that shall have supplied any directors and officers' insurance policy shall be willing to conduct the defense without any reservation as to coverage, then, unless on written application by the indemnified party concurred in by the board of directors of the corporation, in which the indemnified party and the board of directors deem it undesirable, the insurance carrier shall select counsel to conduct the defense; (2) if the insurance carrier shall not assume responsibility for the defense without any reservation of rights as to coverage, the defense shall be conducted by experienced and able counsel selected by the indemnified party and reasonably acceptable to the board of directors; and (3)separate counsel will be used by the indemnified party and other parties indemnified by the corporation and subject to the same claim only to the extent necessary, in the reasonable opinion of the indemnified party, to avoid conflict of interest.

C. If the corporation should elect to assume the defense of a claim on behalf of the indemnified party, as provided in Section Five subsection A, then: (1) the corporation shall give the indemnified party prompt written notice of the election; (2) the corporation shall be obliged to defend the claim in good faith and in a manner consistent with the best interests of the indemnified party; (3) provided that the corporation defends the claim in good faith and in a manner consistent with the best interest of the indemnified party and no conflict of interest develops between the corporation and the indemnified party with respect to the claim, the corporation shall not be liable for any costs or expenses (including attorney fees) incurred by the indemnified party in connection with defending or otherwise contesting the claim after the indemnified party has received written notice of the election; and (4) the corporation shall not settle or compromise the claim on any basis or in any manner that would impose any liability, limitation or restriction of any kind on the indemnified party without his express written consent.

SECTION SIX

ADVANCEMENT OF EXPENSES

On written request to the corporation by the indemnified party, the corporation shall advance to the indemnified party amounts of money sufficient to cover expenses in advance of the final disposition of them, on receipt of (1) a written affirmation by the indemnified party of his good faith belief that he has met the standard of conduct necessary for indemnification under GCLD in effect on the date hereof, (2) undertaking by or on behalf of the indemnified party to repay such amount(s) if it shall ultimately be determined by final judgment of a court of competent jurisdiction that the indemnified party is not entitled to be indemnified by the corporation under this agreement or that such indemnification for Expenses is prohibited under GCLD in effect on the date hereof, and (3) satisfactory evidence as to the amount of such expenses. The indemnified party's written certification, together with a copy of the statement paid or to be paid by the indemnified party, shall constitute satisfactory evidence, absent manifest error.

SECTION SEVEN

DIRECTORS AND OFFICERS LIABILITY INSURANCE

A. Provided in Sole Discretion of Corporation. The corporation plans to continue to provide the indemnified party with directors and officers insurance coverage ("Directors and Officers Coverage") providing to the indemnified party such coverage then available in the insurance industry is such amounts and with such exclusions and other conditions to coverage as shall in the sole judgment of the corporation provide reasonable coverage to the indemnified party in light of the cost to the corporation and any other relevant considerations, it being expressly intended that the foregoing shall not obligate the corporation to obtain Directors and Officers Coverage for the indemnified party.

B. Settlement. The indemnified party shall not settle any matter for which he intends to seek indemnification under this agreement without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable Directors and Officers Coverage. If the indemnified party seeks such approval, but the approval is not granted by the insurance carrier of any applicable Directors and Officers Coverage, the indemnified party shall be entitled to indemnification to the fullest extent provided by this agreement.

C. No Limitation of Obligation. Except as otherwise set forth in Section Two subsection A, the provisions of Directors and Officers Coverage, or the failure to so provide Directors and Officers Coverage, shall in no way limit or diminish the obligation of the corporation to indemnify the indemnified party as provided elsewhere in this agreement.

SECTION EIGHT

NONEXCLUSIVITY

The rights granted to the indemnified party under which this agreement shall not be deemed exclusive of, or in limitation of, any rights to which the indemnified party may be entitled under law, the corporation's articles of incorporation or bylaws, vote of stockholders, determination by the corporation's board of directors or otherwise.

SECTION NINE

SUCCESSORS AND ASSIGNS

The rights granted to the indemnified party under this agreement shall inure to the benefit of the indemnified party, his personal representatives, heirs, executors, administrators, and beneficiaries, and this agreement shall be binding on the corporation, its successors and assigns.

SECTION TEN

SEVERABILITY

To the extent permitted by applicable law, the parties by this agreement waive any provision of law that renders any provision in this agreement unenforceable in any respect. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions shall be held to be prohibited by or invalid under applicable law, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions shall remain in full force and effect.

SECTION ELEVEN

PRIOR RIGHTS

Acceptance of this agreement by the indemnified party terminates all rights and obligations of the indemnified party under any prior arrangements, understanding or contracts (other than the provisions contained in the TBCA), the corporation's articles of incorporation or applicable insurance policies relating to indemnification.

SECTION TWELVE

LAW GOVERNS

The laws of the State of Delaware shall govern this agreement.

SECTION THIRTEEN

ADDRESS

Any notice, demand or other communication to the corporation under this agreement may be addressed to the corporation at 55 Access Rd., Suite 700, Warwick, RI, 02886 to the attention of its corporate secretary.

IN WITNESS, each party to this agreement has caused it to be executed on the date indicated below.

___________________________ Director and/or officer	________________ Date

___________________________ Chairman, MultiCell Technologies, Inc.	________________ Date